Exhibit 99.B(h)(7)(b)

FIRST AMENDMENT to the
LICENSE AGREEMENT

This FIRST AMENDMENT (this “Amendment”) is made as of April 18, 2017 (the “Amendment Effective Date”) by and between Victory Capital Management Inc., a New York corporation (“Licensor”) and Victory Portfolios II (formerly Compass EMP Funds Trust), a Delaware statutory trust (“Licensee”), on behalf of its individual series funds listed on Exhibit B of the Agreement (as defined below), their wholly-owned subsidiaries, and all future individual series funds and their wholly-owned subsidiaries, and amends that certain License Agreement by and between Licensor and Licensee, dated as of May 1, 2015 (the “Agreement”).

In consideration of the mutual covenants and agreements set forth herein, and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Licensor and Licensee agree to amend the Agreement as follows:

1.  Exhibit A to the Agreement is hereby amended to delete the phrase “Current as of December 31, 2015” and to add the following entries, including the footnote below, to the end of the “Indices” table:

Ticker	Type	Name
NQVMVG	Price Return	Nasdaq Victory Multi-factor Global Minimum Volatility Index
NQVMVGT	Total Return	Nasdaq Victory Multi-factor Global Minimum Volatility Total Return Index
NQVMVGN	Net Total Return	Nasdaq Victory Multi-factor Global Minimum Volatility Net Total Return Index
NQVMVUS	Price Return	Nasdaq Victory Multi-factor US Minimum Volatility Index
NQVMVUST	Total Return	Nasdaq Victory Multi-factor US Minimum Volatility Total Return Index
NQVMVUSN	Net Total Return	Nasdaq Victory Multi-factor US Minimum Volatility Net Total Return Index
NQVMVI	Price Return	Nasdaq Victory Multi-factor International Minimum Volatility Index
NQVMVIT	Total Return	Nasdaq Victory Multi-factor International Minimum Volatility Total Return Index
NQVMVIN	Net Total Return	Nasdaq Victory Multi-factor International Minimum Volatility Net Total Return Index

* With respect to the Indices marked with an asterisk, Licensee will comply with any applicable terms imposed upon Licensor by Nasdaq, Inc., subject to receiving written notice of such terms and a thirty (30) day cure period.

2.  Exhibit B to the Agreement is hereby deleted in its entirety and replaced with the Exhibit B attached hereto.

IN WITNESS WHEREOF, Licensor and Licensee have each caused this Amendment to be duly executed as of the Amendment Effective Date by their respective officers thereunto duly authorized.

VICTORY CAPITAL MANAGEMENT INC.

VICTORY PORTFOLIOS II

On Behalf of Its Individual Series Funds Listed On Exhibit B Of The Agreement, Their Wholly-Owned Subsidiaries, and All Future Individual Series Funds and Their Wholly-Owned Subsidiaries

By:	/s/ Michael D. Policarpo

Name:	Michael D. Policarpo

Title:	Chief Financial Officer and Chief Operating Officer	By:	/s/ Christopher K. Dyer

Date:	May 30, 2017	Name:	Christopher K. Dyer

		Title:	President

		Date:	May 26, 2017

Exhibit B

Funds

Victory CEMP Commodity Volatility Wtd Index Strategy Fund and its wholly owned subsidiary, CEMPCSVWF Fund Limited

Victory CEMP Global High Dividend Defensive Fund

Victory CEMP Long/Short Strategy Fund

Victory CEMP Market Neutral Income Fund

Victory CEMP US 500 Enhanced Volatility Wtd Index Fund

VictoryShares Developed Enhanced Volatility Wtd ETF

VictoryShares Dividend Accelerator ETF

VictoryShares Emerging Market High Div Volatility Wtd ETF

VictoryShares Emerging Market Volatility Wtd ETF

VictoryShares Global Multi-Factor Minimum Volatility ETF

VictoryShares International High Div Volatility Wtd ETF

VictoryShares International Multi-Factor Minimum Volatility ETF

VictoryShares International Volatility Wtd ETF

VictoryShares Quality Growth ETF

VictoryShares Quality Value ETF

VictoryShares US 500 Enhanced Volatility Wtd ETF

VictoryShares US 500 Volatility Wtd ETF

VictoryShares US Discovery Enhanced Volatility Wtd ETF

VictoryShares US EQ Income Enhanced Volatility Wtd ETF

VictoryShares US Large Cap High Div Volatility Wtd ETF

VictoryShares US Multi-Factor Minimum Volatility ETF

VictoryShares US Small Cap High Div Volatility Wtd ETF

VictoryShares US Small Cap Volatility Wtd ETF